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                                                                       EXHIBIT 5

                    B A S S,  B E R R Y  &  S I M S    P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW



2700 FIRST AMERICAN CENTER                      1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                 POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                        KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                       TELEPHONE (423) 521-6200
                                                TELECOPIER (423) 521-6234



                                December 17, 1998


Landair Corporation
430 Airport Road
Greeneville, Tennessee 37745

         Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a registration statement on Form S-8 (the "Registration Statement") relating to the Company's Stock Option and Incentive Plan, Non-Employee Director Stock Option Plan and Employee Stock Purchase Plan (the "Plans"), filed by you with the Securities and Exchange Commission covering 900,000 shares (the "Shares") of Common Stock issuable pursuant to the Plans.

         In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plans, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ BASS, BERRY & SIMS PLC